UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 25, 2014

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations.

On March 25, 2014, American Apparel, Inc. (the “Company”) updated its preliminary estimates of certain financial information as of and for the year ended December 31, 2013.

The Company has estimated the following unaudited financial results as of and for the year ended December 31, 2013:

2013 Net Sales by Channel	2013 Net Sales by Region	2013 Retail Sales by Region
Retail: 62%	U.S.: 63%	U.S.: 52%
Wholesale: 28%	Europe and U.K.: 19%	Europe and U.K.: 25%
Online: 10%	Canada: 10%	Canada: 11%
	Asia Pacific: 8%	Asia Pacific: 11%
	Latin America: 0%	Latin America: 1%

Gross profit for the year ended December 31, 2013 is estimated at $321 million, or 51% of net sales, as compared to $327 million, or 53% of net sales, for the year ended December 31, 2012. The decrease is attributable to higher distribution costs and promotions associated with the Company’s retail operations and increased production costs associated with manufacturing operations, including the higher costs largely due to the transition to the new distribution center in La Mirada, CA.

Operating expenses for the year ended December 31, 2013 are estimated at $350 million, or 55% of net sales, as compared to $326 million, or 53% of net sales, for the year ended December 31, 2012. The increase was primarily attributable to incremental costs associated with the transition to the new distribution center and added costs associated with leased equipment and, to a lesser extent, increased costs associated with the increase in sales.

Loss from operations for the year ended December 31, 2013 is estimated at $30 million as compared to income from operations of $962,000 for the year ended December 31, 2012. The loss was primarily attributable to lower gross profit and an increase in operating expenses as discussed above, which offset the higher sales volume in 2013.

Net loss for the year ended December 31, 2013 is estimated at $107 million (approximately $0.97 per share) as compared with $37 million (approximately $0.35 per share) for the year ended December 31, 2012, primarily as a result of a loss on extinguishment of debt related to the Company’s April 2013 refinancing, mark-to-market adjustments on outstanding warrants, and added costs associated with the new distribution center. As a result of the net loss for 2013, stockholders’ deficit as of December 31, 2013 is estimated at $78 million, as compared with stockholders’ equity of $22 million as of December 31, 2012.

Net cash used in operating activities for the year ended December 31, 2013 is estimated at $16.8 million as compared with net cash provided by operating activities of $23.6 million for the year ended December 31, 2012. The increase in cash used in operating activities in 2013 was a result of the net loss referred to above, offset by non-cash expenses and a decrease in working capital requirements. Cash provided by financing activities for the year ended December 31, 2013 is estimated at $35.7 million compared to $4.2 million for the year ended December 31, 2012. The increase in cash provided by financing activities in 2013 consisted primarily of proceeds from the issuance of the senior secured notes and borrowings under the Capital One Credit Facility and the credit facility with the Bank of Montreal (the “Bank of Montreal Credit Facility”), which amounts were used to repay borrowings under and terminate prior credit agreements. Net decrease in available cash for the year ended December 31, 2013 is estimated at $4.2 million.

As of December 31, 2013, the Company estimates that it had approximately $8.7 million in cash and $6.3 million of availability for additional borrowings under the Capital One Credit Facility and the Bank of Montreal Credit Facility. Additionally, the Company estimates that it had $43.5 million outstanding on the $50.0 million Capital One Credit Facility and $443,000 outstanding on the C$5.0 million (Canadian dollars) Bank of Montreal Credit Facility, which was reduced from C$5.0 million (Canadian dollars) to C$2.0 million (Canadian dollars) effective February 28, 2014. The Bank of Montreal Credit Facility will terminate on March 31, 2014.

As of February 28, 2014, the Company estimates that it had approximately $4.9 million in cash, $2.7 million of availability for additional borrowings under the Capital One Credit Facility, and $583,000 of availability under the Bank of Montreal Credit Facility.

The Company has not yet finalized its financial information as of or for the year ended December 31, 2013. The above information is preliminary and subject to year-end and quarter-end accounting processes and external review and, with respect to the 2013 financial results, audit by the Company’s independent registered public accounting firm, who have not yet audited, reviewed, compiled or performed any procedures on the preliminary information or issued their attestation report on management’s assessment of the internal control over financial reporting. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 will include audited financials for the full year ended December 31, 2013, as well as management’s report on the internal control over financial reporting and the auditors’ attestation report thereon. Prospective investors should note that additional information on a number of matters will be included in the Company’s Form 10-K, such as footnote disclosures associated with the year-end financial results. The Company’s financial statements for the full year ended December 31, 2013 will not be available until after this offering is completed, and consequently will not be available to you prior to investing in this offering. The preliminary information set forth above should not be regarded as a representation by the Company, its management or its independent registered public accounting firm or any of their respective affiliates, advisers, agents or representatives.

Item 8.01                                           Other Events.

On March 25, 2014, the Company issued a press release announcing the commencement of an underwritten public offering of its common stock. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the documents incorporated by reference herein, contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions. Statements that include the use of terminology such as “may,” “will,” “expects,” “believes,” “plans,” “estimates,” “potential,” or “continue,” or the negative thereof or other and similar expressions are forward-looking statements. In addition, in some cases, you can identify forward-looking statements by words or phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions. Such forward-looking statements only speak as of the date hereof and caution should be taken not to place undue reliance on any such forward-looking statements, which are qualified in their entirety by this cautionary statement.

Forward-looking statements are subject to numerous assumptions, events, risks, uncertainties and other factors, including those that may be outside of the Company’s control and that change over time. Such assumptions, events, risks, uncertainties and other factors include, among others, the need to finalize financial information for the year ended December 31, 2013 and other risks detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, Form 10-Qs for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, and the preliminary prospectus supplement filed on March 25, 2014. The Company’s filings with the SEC are available at www.sec.gov.

All forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof, based on information available to the Company as of the date of this report, and the Company assumes no obligation to update any such forward-looking statements.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                Exhibits:

Exhibit Number	Description

99.1	Press release, dated March 25, 2014, of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: March 25, 2014	By:	/s/ John Luttrell
		Name:	John Luttrell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 25, 2014, of the Company